UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2012

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	001-34089	20-8444387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1365 PALISADE AVENUE

FORT LEE, NEW JERSEY 07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of shareholders of Bancorp of New Jersey, Inc. (the “Company”) was held on May 23, 2012. At the annual meeting, the shareholders of the Company voted to elect six directors to the Company’s board of directors, each to serve until the 2015 annual meeting of shareholders and until his successor is elected and qualifies, and to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The names of each director elected at the meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
Michael Bello	2,353,017.11	28,583	1,411,444
Jay Blau	2,356,317.11	25,283	1,411,444
Albert F. Buzzetti	2,353,851.11	27,749	1,411,444
Albert L. Buzzetti	2,348,339.11	33,261	1,411,444
Gerald A. Calabrese, Jr.	2,356,017.11	25,583	1,411,444
Stephen Crevani	2,359,067.11	22,533	1,411,444

As to the vote to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
3,611,414.11	11,020	170,610	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: May 29, 2012	By:	Michael Lesler
	Name:	Michael Lesler
	Title:	President and Chief Operating Officer